                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

 Filed by the Registrant |X|
 Filed by a party other than the Registrant |_|
 Check the appropriate box:
   |_|  Preliminary proxy statement             |_| Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
   |X|  Definitive proxy statement
   |_|  Definitive additional materials
   |_|  Soliciting material under Rule 14a-12

                                   NYFIX, INC.
                      ------------------------------------
                (Name of Registrant as Specified in Its Charter)

            --------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

   |X|  No fee required.

   |_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:
   (2)  Aggregate number of securities to which transaction applies:
   (3)  Per unit  price  or  other  underlying  value  of  transaction  computed pursuant  to  Exchange  Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
   (4)  Proposed maximum aggregate value of transaction:
   (5)  Total fee paid:

   |_|  Fee paid previously with preliminary materials.

   |_|  Check box if any part of the fee is offset as provided  by Exchange  Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   (1)  Amount Previously Paid:
   (2)  Form, Schedule or Registration Statement No.:
   (3)  Filing Party:
   (4)  Date Filed:

                                   NYFIX, INC.
                              Stamford Harbor Park
                                333 Ludlow Street
                               Stamford, CT 06902

                             ----------------------

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                                 March 14, 2002

                             ----------------------

To the Shareholders of NYFIX, INC.

            NOTICE IS HEREBY GIVEN that the Special Meeting of Shareholders (the
"Meeting") of NYFIX,  Inc. (the "Company")  will be held on Thursday,  March 14,
2002 at 10:00 A.M.,  local time,  at Stamford  Harbor Park,  333 Ludlow  Street,
Stamford, CT 06902 for the following purposes:

            1. To authorize the transfer of  substantially  all of the Company's assets to a newly-created, direct, wholly-owned subsidiary of the
               Company; and

            2. To consider and act upon such other business as may properly come before the Meeting or any adjournment thereof.

            The Board of  Directors  has fixed the close of  business on January
18, 2002 as the record date for the Meeting.  Only shareholders of record on the stock  transfer  books of the  Company at the close of business on that date are entitled to notice of, and to vote at, the Meeting or any adjournments thereof.

WHETHER OR NOT YOU EXPECT TO BE  PRESENT AT THE  MEETING,  YOU ARE URGED TO FILL
IN, DATE,  SIGN, AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE THAT IS PROVIDED,
WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                           By Order of the Board of Directors.

                                           Richard A. Castillo
                                           Secretary

Stamford, Connecticut
February 13, 2002

                                 PROXY STATEMENT

                             ----------------------

                                   NYFIX, INC.
                              Stamford Harbor Park
                                333 Ludlow Street
                               Stamford, CT 06902

                             ----------------------

                         SPECIAL MEETING OF SHAREHOLDERS
                     TO BE HELD ON THURSDAY, MARCH 14, 2002

            This Proxy Statement is furnished to shareholders of NYFIX,  Inc., a
New York corporation (the "Company"),  in connection with the  solicitation,  by order of the Board of Directors  of the  Company,  of proxies to be voted at the
Special Meeting of Shareholders  (the "Meeting") to be held on March 14, 2002 at
10:00  A.M.,  local  time,  at the  principal  executive  offices of the Company located at Stamford Harbor Park, 333 Ludlow Street,  Stamford,  CT 06902, and at
all adjournments thereof. The accompanying proxy is being solicited on behalf of the Board of Directors of the Company.  This Proxy  Statement and enclosed proxy card  will be  first  mailed  to the  shareholders  of the  Company  on or about
February 13, 2002.

            As indicated in the Notice of Special  Meeting of the  Shareholders,
the Meeting has been called to (1) authorize the transfer of  substantially  all of the Company's assets to a newly-created,  direct,  wholly-owned subsidiary of the Company (the  "Transfer")  and (2) consider and act upon such other business as may properly come before the Meeting or any adjournment thereof. Although the
Company considered changing its name in connection with the Transfer,  the Board of Directors has reassessed the goodwill associated with the name "NYFIX,  Inc."
and decided not to change the Company's name at this time.

                            PROXIES AND VOTING RIGHTS

            Only  shareholders of record at the close of business on January 18,
2002 (the  "Record  Date") are entitled to notice of and to vote at the Meeting.
The voting  securities of the Company issued and  outstanding on the Record Date consisted of 27,583,375  shares (the "Shares") of common stock,  par value $.001 per share (the "Common  Stock"),  entitling the holders  thereof to one vote per
Share. There was no other class of voting securities of the Company  outstanding on such date. The presence at the Meeting in person or by proxy of a majority of the votes of Shares entitled to vote is required for a quorum.

            Approval of the Transfer  proposal  requires the affirmative vote of two-thirds of all outstanding shares entitled to vote on such proposal.

            Broker "non-votes" and the Shares as to which a shareholder abstains are included for purposes of  determining  whether a quorum of Shares is present at a meeting.  A broker  "non-vote"  occurs when a nominee  holding Shares for a beneficial owner does not vote on a particular proposal because the nominee does not have  discretionary  voting  power  with  respect  to that  item and has not
received   instructions  from  the  beneficial  owner.  Broker  "non-votes"  and abstentions  are  included  in the  tabulation  of the voting  results on issues requiring approval of a specified number of outstanding  shares and,  therefore, have the same effect as a vote against a proposal.

            All proxies  delivered  pursuant to this solicitation may be revoked by the person executing the same at any time prior to the time they are voted. A proxy may be revoked by notice in writing received at the office of the Company,
Attention:  Secretary,  by execution of a subsequent  proxy or by attendance and
voting  in  person  at  the  Meeting.   Attendance   at  the  meeting  will  not
automatically  revoke the proxy. If not revoked,  the Shares represented thereby will be voted at the Meeting or at any adjournment  thereof. All proxies will be voted in accordance with the instructions specified thereon. If no specification is indicated on the proxy, the Shares represented  thereby will be voted (i) FOR the approval of the Transfer and (ii) at the  discretion of the proxy holders on any other matters that may properly come before the Meeting.

            All expenses in connection  with the  solicitation  will be borne by the Company.  The Company has retained the services of Mellon Investor  Services to  assist  in the  solicitation  of  proxies,  who will  receive a fee from the
Company  for  services  rendered of  approximately  $9,000,  plus  out-of-pocket expenses.  It is expected that the solicitation  will be made primarily by mail, but regular employees or representatives of the Company may also solicit proxies by  telephone,  telegraph or in person,  without  additional  compensation.  The
Company  will,  upon request,  reimburse  brokerage  houses and persons  holding
Shares in the names of their nominees for their  reasonable  expenses in sending proxy material to their principals.

                               SECURITY OWNERSHIP

            The following table sets forth information  concerning  ownership of the  Company's  Shares,  as of the Record Date,  by (i) each person known by the
Company to be the beneficial  owner of more than five percent of the outstanding
Shares,  (ii) each  director  and each  executive  officer  required to be named hereunder and (iii) all  directors  and  executive  officers of the Company as a group.  Unless otherwise  indicated,  the Company believes that each shareholder has sole  voting  power and sole  dispositive  power with  respect to the Shares beneficially owned by him.

Name and Address                                                Number of Shares                Percentage of Shares
of Beneficial Owner                                             Beneficially Owned              Beneficially Owned(1)
-------------------                                             ------------------              ---------------------

Peter Kilbinger Hansen                                                2,413,413 (2)                    8.4%
333 Ludlow Street
Stamford, CT  06902

Jerome Belson                                                         1,719,600 (3)                    6.2%
495 Broadway 6th Floor
New York, NY  10012

Carl E. Warden                                                          783,540 (4)                    2.8%

Lars Kragh                                                              653,875 (5)                    2.3%

Richard A. Castillo                                                     108,000 (6)                      *

George O. Deehan                                                         10,000 (7)                      *

William J. Lynch                                                         10,000 (7)                      *

All executive officers and directors as a group (6 persons)           3,978,828                      13.7%

----------------

*    Less than 1%

(1)   The applicable  percentage of ownership for each beneficial owner is based on 27,583,375  Shares of Common Stock  outstanding  as of the Record Date.
      Shares of Common  Stock  issuable  upon  exercise of options,  warrants or other rights  beneficially  owned that are exercisable  within 60 days are deemed  outstanding for the purpose of computing the percentage  ownership of the  person  holding  such  securities  and  rights  but are not deemed outstanding for computing the percentage ownership of any other person.

(2)   Includes options to purchase  1,138,125 shares of Common Stock held by Mr.
      Hansen, all of which are currently  exercisable.  Does not include 212,500 shares of Common Stock  issuable  upon  exercise of options  which are not currently exercisable.

(3)   Includes  309,600  shares  of  Common  Stock  held  by The  Jerome  Belson
      Foundation,  of which Mr. Belson is the trustee.  Does not include 260,200 shares of Common Stock held by certain family members of Mr. Belson.

(4)   Includes 45,000 shares of Common Stock issuable upon exercise of currently exercisable  options.  Does not  include  25,000  shares of  Common  Stock issuable upon exercise of options which are not currently exercisable.

(5)   Includes  275,750  shares  of  Common  Stock  issuable  upon  exercise  of currently  exercisable  options.  Does not include 30,500 shares of Common
      Stock   issuable   upon  exercise  of  options  which  are  not  currently
      exercisable.

(6)   Includes 51,750 shares of Common Stock issuable upon exercise of currently exercisable  options.  Does not  include  17,000  shares of  Common  Stock issuable upon exercise of options which are not currently exercisable.

(7)   Includes 10,000 shares of Common Stock issuable upon exercise of currently exercisable  options.  Does not  include  45,000  shares of  Common  Stock issuable upon exercise of options which are not currently exercisable.

                 PROPOSAL NO. 1 -TRANSFERRING SUBSTANTIALLY ALL
                          OF THE ASSETS OF THE COMPANY
Introduction

            The Company currently does business primarily as an operating entity
-  holding  the  majority  of  its  operating  assets  directly  and  conducting operations primarily in the Company. The growth of the Company, the diversity of its products and services and potential  acquisition  opportunities  have caused the Company to reexamine its current corporate structure.  The Company currently does not have any plans,  proposals or arrangements  for an acquisition that are predicated upon the proposed restructuring.  The technology that the Company has developed over the years creates a platform to sell its products and services to different  markets within the financial  services  sector.  The Company has been looking for additional revenue streams, whether through acquisitions or internal growth.  In that regard,  the Company has had discussions  with various entities who the Company feels could  potentially  help  increase the Company's  revenues through the  leveraging  of the  platform  with these  potential  entities.  The opportunities  being  discussed  are  in no way  predicated  upon  the  proposed restructuring  being  approved and there can be no  assurance  that any of these discussions will lead to any firm agreements or future revenues.

            Due to the reasons set forth below under "Reasons for the Transfer,"
the Board of Directors has determined  that it would be in the best interests of the Company and its shareholders for the Company to transfer  substantially  all of the Company's  operating assets and liabilities to a  newly-created,  direct, wholly-owned  subsidiary  (the "New Sub"),  thereby making the Company a holding company.  Toward this end,  the Board of  Directors  has  unanimously  approved, subject to  shareholder  approval,  the  transfer  of  substantially  all of the
Company's operating assets and liabilities to the New Sub (the "Transfer").

            The  Transfer  will not have a material  effect on the  consolidated financial  statements of the Company.  Notwithstanding  the new  structure,  the
Company will  continue to report its  financial  operations  and  condition on a consolidated basis. The net income of the New Sub will be reflected as income on the Company's consolidated financial statements and may (to the extent permitted by law) be  available  for the  payment  of  dividends  to  shareholders  of the
Company, to the extent the Company has received dividends or other distributions from  the  New  Sub  and  the  Company  determines  to  pay  dividends  or  make distributions to its shareholders.

            Shareholder  approval is  necessary  under New York law to implement the Transfer  because the Company  believes  the Transfer, if fully implemented, would involve the transfer of  substantially  all of the Company's  assets.  The submission  of the  Transfer  for  shareholder  approval  will  not  affect  the
Company's  rights,  under  applicable  New York  law,  to  dispose  of less than substantially  all  of  its  assets  (including  by  transfer  to  one  or  more subsidiaries) without shareholder approval.  Therefore,  even if the Transfer is not  approved  by the  shareholders,  the  Company  may from time to time in the future  transfer  portions  of its assets to  subsidiaries  or other  affiliated entities  or to third  parties on terms and for  consideration  approved  by the
Board of  Directors,  subject  to  applicable  New  York  law,  without  seeking shareholder approval. Approval of the Transfer by shareholders will not preclude the  shareholders  right to challenge any future  dispositions by the Company of the  stock  or  assets  of the  subsidiaries  or  affiliated  entities  if  such dispositions  are  not  made  as  part of the  Transfer  or in  compliance  with applicable law.

Reasons for the Transfer

            If the Transfer is fully  implemented,  the principal  operations of the Company would be conducted by the New Sub and other  existing  subsidiaries.
The Company believes that the new structure would permit greater  flexibility in the management  and financing of existing and future  business operations.  The holding  company  structure would also facilitate the Company's entry into new  businesses and the formation of joint ventures or other business ventures with third parties.  Finally,  the Transfer would further the objective of operating the Company's businesses, and any additional businesses acquired in the  future,  on  a  more  self-sufficient,  independent  economic  basis  while decreasing the risk that  liabilities  attributable  to any one of the Company's businesses  could  be  imposed  upon  one or  more  of the  Company's  unrelated businesses.  The  Company  currently  does  not  have any  plans,  proposals  or arrangements for acquisitions that are predicated on any of these reasons.

Transfer of Assets

            The Company  currently  plans to transfer  substantially  all of its operating  assets  and  liabilities  to a  newly-created,  direct,  wholly-owned subsidiary.  The Company currently intends to implement this transfer as soon as practicable following shareholder approval of the Transfer.

Effect on Shareholders' Rights

            The  Transfer  will  not  alter  shareholders  percentage  ownership interests  in the  Company,  and the Common  Stock will not be  affected  by the proposed  Transfer.  The shareholders of the Company will continue as such, with the same voting,  dividend and liquidation  rights,  and ownership  interests as before.  As a result of the Transfer,  the  shareholders of the Company will not directly  elect the  directors of the New Sub.  Directors of the New Sub will be
elected  at  the   direction   of  the  Board  of   Directors  of  the  Company.
Notwithstanding  that fact,  however,  the overall management of the affairs and operations  of the New Sub will be under the direction of the Board of Directors and is not expected to change significantly as a result of the Transfer.

Other Effects on the Company and Shareholders

            Except  for  the  changes  described  herein,  consummation  of  the
Transfer  is not  expected  to result  in any  material  change  in the  overall operations  of the  Company.  Similarly,  the  Transfer  will not  result in any changes in the current  membership of the Board of Directors,  and the executive officers of the Company are  expected to remain the same after  consummation  of the  proposed  Transfer.  Persons  who are  currently  serving  as  officers  or directors of the Company may become officers and/or directors of the New Sub.

            Some possible  disadvantages  of the proposal to the Company include the  requirement  for  observing  corporate  formalities  between  and among the
Company and the New Sub, together with some possible increases in accounting and administrative costs and possible duplication of some administrative  functions.
The Board of Directors believes that these  disadvantages are not significant or material.  In  addition,  management  of the Company  believes  that the cost to implement the Transfer as currently planned  (consisting  primarily of legal and accounting costs) will not be material.

            Shareholders  of the Company will  continue to have the same voting, dividend,  and  liquidation  rights  before  and  after  implementation  of  the
Transfer.  However,  as discussed above under "Effect on Shareholders'  Rights,"
shareholders  of the Company will not be entitled to elect the  directors of the
New Sub.  Instead,  shareholders  of the Company will elect the directors of the
Company who will have overall  responsibility  for the management of the Company and its  subsidiaries  and affiliated  entities.  Similarly,  the  shareholders'
statutory right to inspect the books and records of the Company under applicable
New York law may not extend to the books and records of the New Sub. Because the
Company  is a  public  company  subject  to the  reporting  requirements  of the
Securities Exchange Act of 1934, certain  information  regarding the Company and its subsidiaries and affiliated  companies is readily available to shareholders;  however, this available information is not the same as what could be obtained through the exercise of state law inspection rights.

            It is also possible that the sale by New Sub of substantially all of its assets  (including  through the sale of its stock)  following  the  Transfer would not require the approval of the shareholders of the Company under New York law even though the sale of substantially all of the assets by the Company under the current structure would require shareholder  approval.  However, the Company has no plans to sell material assets.

Federal Tax Consequences of the Transfer

            The Transfer will have no tax  consequences  on the  shareholders of the Company.

Rights of Dissenting Shareholders

            Approval  or  consummation  of  the  Transfer  will  not  entitle  a shareholder  objecting  to its  terms or  voting  against  the  Transfer  to any appraisal or similar rights under New York law.

Vote Required

            The  affirmative  vote of the holders of two-thirds of the shares of
Common  Stock  outstanding  and  entitled  to vote at the Meeting is required to approve the Transfer.  Shares not voted (whether by abstention,  broker nonvote, or otherwise) have the same effect as a vote against the proposal.

Recommendation of the Board of Directors

            The Board of Directors believes that the advantages of the proposal, as  described  under  Reasons for the  Transfer  above,  outweigh  the  possible disadvantages  described  above.  For that reason,  the Board of  Directors  has approved and unanimously recommends that the shareholders vote "FOR" approval of the Transfer.  The Board of Directors  further notes that numerous  national and international  corporations  conduct their  operations  through  holding company structures.

                                  OTHER MATTERS

            The Board of Directors does not know of any matter, other than those described  above that may be presented  for action at the Meeting.  If any other matter or  proposal  should be  presented  and should  properly  come before the meeting for action,  the persons named in the accompanying  proxy will vote upon such matter or proposal in accordance with their best judgment.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                                   NYFIX, INC.

                    Proxy -- Special Meeting of Shareholders
                                 March 14, 2002

            The undersigned  hereby appoints Peter K. Hansen,  George O. Deehan,
William  J.  Lynch and Carl E.  Warden,  and each of them,  the true and  lawful attorneys and proxies of the undersigned,  with full power of  substitution,  to vote all of the shares of Common Stock of NYFIX,  Inc. (the "Company") which the undersigned is entitled to vote at the Special  Meeting of  Shareholders  of the
Company  to be held at  Stamford  Harbor  Park,  333  Ludlow  Street,  Stamford,
Connecticut  06902,  on March 14,  2002,  at 10:00 A.M.  local  time,  or at any adjournment thereof.

            The undersigned hereby revokes any proxy or proxies heretofore given and  acknowledges  receipt of a copy of the Notice of Special  Meeting and Proxy
Statement, dated February 13, 2002.

THIS PROXY WILL BE VOTED IN ACCORDANCE  WITH ANY DIRECTIONS  HEREIN GIVEN. IF NO
DIRECTION  IS GIVEN,  THIS  PROXY WILL BE VOTED TO  AUTHORIZE  THE  TRANSFER  OF
SUBSTANTIALLY   ALL  OF  THE  COMPANY'S  ASSETS  TO  A  NEWLY-CREATED,   DIRECT,
WHOLLY-OWNED SUBSIDIARY OF THE COMPANY.

1.      To authorize the transfer of  substantially  all of the Company's assets to a newly-created, direct, wholly-owned subsidiary of the Company.

            FOR [___]          AGAINST [___]              ABSTAIN [___]

NOTE:  Your  signature  should appear the same as your name appears  hereon.  If signing  as  attorney,  executor,  administrator,  trustee or  guardian,  please indicate  the capacity in which  signing.  When  signing as joint  tenants,  all parties in the joint tenancy must sign.  When a proxy is given by a corporation, it should be signed by an authorized officer.

Signature:                                                Date:
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Signature:                                                Date:
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